Exhibit 1.4

(Translation)

NIDEC CORPORATION

REGULATIONS OF THE BOARD OF STATUTOTY AUDITORS

(Purpose)

Article 1.

These Regulations prescribe matters concerning the board of statutory auditors based on laws, regulations and the articles of incorporation.

(Organization)

Article 2.

1.

The board of statutory auditors shall consist of all statutory auditors.

2.

The board of statutory auditors shall have full-time statutory auditors.

3.

In addition to the provision in the previous section, the board of statutory auditors shall have a chairperson of meetings of the board of statutory auditors.

(Purpose of the board of statutory auditors)

Article 3.

The board of statutory auditors shall receive reports on, deliberate or resolve important audit-related matters.  However, the board may not impede each statutory auditor from exercising his/her authority.

(Duties of the board of statutory auditors)

Article 4.

The board of statutory auditors shall perform the following duties.  However, any decision based on Section 3 of this Article may not impede each statutory auditor from exercising his/her authority.

1.

Write auditors’ reports.

2.

Select and dismiss full-time auditors.

3.

Decide on matters concerning auditing policy and work, and matters on statutory auditors’ duties including how to investigate the financial status.

(Select and dismiss full-time statutory auditors)

Article 5.

From statutory auditors, the board of statutory auditors shall select full-time auditors or dismiss them based on its resolution.

(Chairperson)

Article 6.

1.

Based on its resolution, the board of statutory auditors shall decide a chairperson from statutory auditors.

2.

In addition to the duties prescribed in Section 1 of Article 8, the chairperson of the board of statutory auditors shall perform duties delegated by the board of statutory auditors.  However, the chairperson may not impede each statutory auditor from exercising his/her authority.

(Convene a meeting of the board of statutory auditors)

Article 7.

The board of statutory auditors shall convene a regular meeting of the board of statutory auditors monthly.  However, if necessary, the board may convene the meeting when it so wishes.

(Personnel authorized to summon a meeting of the board of statutory auditors)

Article 8.

1.

The chairperson shall summon and run the meeting of the board of statutory auditors.

2.

Each statutory auditor may request the chairperson to summon a meeting of the board of statutory auditors.

3.

If the chairperson does not summon a meeting of the board of statutory auditors despite such a request described in the previous section, the statutory auditor who has made the request may summon and run the meeting by himself/herself.

(Procedure to summon a meeting of the board of statutory auditors)

Article 9.

1.

To summon a meeting of the board of statutory auditors, a notice thereof shall be sent to each statutory auditor by three (3) days before the date of the meeting.

2.

The board of statutory auditors may skip the procedure to summon a meeting of the board of statutory auditors and convene the meeting if all statutory auditors so agree.

(How to reach resolutions)

Article 10.

1.

The board of statutory auditors shall resolve matters with the approval of the majority of the statutory auditors.

2.

Resolution shall be reached after deliberation based on sufficient information.

(Resolution on auditing policy, etc.)

Article 11.

1.

Policies, plans, methods, duty sharing and other relevant matters concerning audits shall be developed after resolutions are reached in the meeting of the board of statutory auditors.

2.

In addition to the matters above, the board of statutory auditors shall resolve matters, including budget for auditing cost, which statutory auditors deem necessary to perform their duties.

3.

The board of statutory auditors shall resolve the following systems, and request board members to improve them.

i.

Matters concerning assisting personnel for statutory auditors’ duties

ii.

Matters concerning the aforementioned assisting personnel’s independence from board members

iii.

Reporting systems to statutory auditors including a system for board members and assisting personnel to report to statutory auditors

iv.

In addition to the above systems, reporting systems to ensure effective audits by statutory auditors

(Regular meeting with representative directors, etc.)

Article 12.

1.

The board of statutory auditors shall have a regular meeting with representative directors to promote mutual understanding with them by exchanging opinions on the Company’s issues, status on improving the auditing environment for auditors, important auditing issues, etc., and by making necessary requests to the representative directors.

2.

As necessary, the board of statutory auditors shall explain to representative directors and the board of directors the auditing policy, the auditing plan, and the statuses and results of audits.

3.

In addition to statutory matters, the board of statutory auditors, based on No. 3 of Section 3 of the previous article, shall deliberate with board members, decide, and receive reports on matters that board members and assisting personnel should report to the board of statutory auditors.

(Report to the board of statutory auditors)

Article 13.

1.

Statutory auditors shall report the status of the performance of their duties to the board of statutory auditors regularly and as necessary, and shall report such information whenever requested by the board of statutory auditors.

2.

If reported by accounting auditors, board members, an internal auditing department or other departments’ assisting personnel, or any other personnel, statutory auditors shall report the matter to the board of statutory auditors.

3.

As necessary, the board of statutory auditors shall request accounting auditors, board members, an internal auditing department or other departments’ assisting personnel, or any other personnel to report to it.

4.

In the aforementioned case (in Section 3), if statutory auditors, accounting auditors, board members, an internal auditing department or other departments’ assisting personnel, or any other personnel report to all statutory auditors a matter that should be reported to the board of statutory auditors, such a matter shall not have to be reported to the board of statutory auditors.

(Actions to reports)

Article 14.

When the board of statutory auditors receives any of the following reports, it shall investigate such a reported case as necessary, and take appropriate measures, depending on the circumstance.

1.

Reports on the discovery of a fact that could damage the Company significantly

2.

Reports on the discovery of improper performance of board members in executing their duties, or the discovery of a grave fact on a violation of laws, regulations or the articles of incorporation

3.

Reports on matters decided after being deliberated with board members in advance

(Write auditors’ reports)

Article 15.

1.

The board of statutory auditors shall receive financial reports and other documents from board members, and auditors’ reports and other documents from accounting auditors.  In principle, full-time statutory auditors shall receive these documents and other materials (including electromagnetic records).

2.

Based on an auditors’ report written by each statutory auditor, and after deliberating such reports, the board of statutory auditors shall write its auditors’ report.

3.

If any difference exists between the auditors’ report written by the board of statutory auditors and the auditors’ report written by individual statutory auditors, and if requested by those statutory auditors, the board of statutory auditors shall attach the auditors’ reports written by the statutory auditors to the auditors’ report written by the board of statutory auditors.

4.

Auditors’ reports written by the board of statutory auditors shall be either signed, or signed and affixed (manually or electronically) by each statutory auditor.  Full-time and outside statutory auditors shall either write down or record such information.

5.

If the Company writes either an extraordinary financial report or a consolidated financial report, it shall be used to satisfy the aforementioned regulation (in Section 4).

6.

The board of statutory auditors shall submit the aforementioned auditors’ report to board members, and shall send accounting auditors duplicated copies thereof.

(Agreement, etc. on selecting statutory auditors)

Article 16.

1.

The following matters concerning selecting statutory auditors shall be based on the resolution of the board of statutory auditors.

i.

Approval to submit an agenda on selecting a statutory auditor to the shareholders’ meeting

ii.

Request to make selecting a statutory auditor a purpose to convene a shareholders’ meeting

iii.

Request to submit an agenda on selecting a statutory auditor to a shareholders’ meeting

2.

The previous section shall apply when selecting an alternate auditor.

(Agreement, etc. on selecting account auditors)

Article 17.

1.

The following matters concerning selecting, dismissing or not reappointing accounting auditors shall be resolved in the board of statutory auditors.

i.

Approval to submit an agenda on selecting an accounting auditor to a shareholders’ meeting

ii.

Approval to make dismissing or not reappointing an accounting auditor a purpose to convene a shareholders’ meeting

iii.

Request to submit an agenda on selecting an accounting auditor to a shareholders’ meeting

iv.

Request to make selecting, dismissing or not reappointing an accounting auditor a purpose to convene a shareholders’ meeting

v.

Selecting personnel to perform a statutory auditor’s duties temporarily if there is any vacancy.

2.

All statutory auditors’ approvals to dismiss an accounting auditor based on statutory grounds for dismissal may be obtained after resolution by the board of statutory auditors.  In such a case, the statutory auditor designated by the board of statutory auditors shall report the dismissal and its reasons in the first shareholders’ meeting after the dismissal.

3.

If any of the approvals in the previous section needs to be obtained urgently, it may be so done in writing or by electromagnetic record.

(Approval on statutory auditors’ remunerations)

Article 18.

Approval on remunerations for personnel who perform the duties of accounting auditors or temporary accounting auditors shall be resolved by the board of statutory auditors.

(Approval on partial exemption of board members’ responsibilities)

Article 19.

1.

The following approvals by all statutory auditors may be obtained after resolution by the board of statutory auditors.

i.

Approval to submit an agenda on partial exemption of board members’ responsibilities to a shareholders’ meeting

ii.

Approval to submit to a shareholders’ meeting an agenda on amending the articles of incorporation to partially exempt board members’ responsibilities

iii.

Approval to submit an agenda on partial exemption of board members’ responsibilities to a shareholders’ meeting based on provisions in the articles of incorporation

iv.

Approval to submit to a shareholders’ meeting an agenda on amending the articles of incorporation to conclude a contract with outside board members on partial exemption of board members’ responsibilities

2.

If any of the above approvals needs to be obtained urgently, it may be so done in writing or by electromagnetic record.

(Deliberation on statutory auditors’ exercising their authority)

Article 20.

1.

If statutory auditors exercise their authority or obligation on any of the following matters, they may resolve the matter in a meeting of the board of statutory auditors in advance.

i.

Explanation in response to shareholders’ questions in writing before a shareholders’ meeting

ii.

Report to the board of directors, and request to summon a meeting of the board of directors, etc.

iii.

Investigation result on agendas, documents and other materials to be submitted to a shareholders’ meeting

iv.

Injunction to stop a board member’s acts outside the Company’s scope of purposes or acts against laws, regulations or the articles of incorporation

v.

Statement in a shareholders’ meeting on selecting, dismissing, resignation of, and remuneration of statutory auditors

vi.

Matters on lawsuits between the Company and board members

vii.

Matters on filing lawsuits, etc.

(Resolution on remunerations, etc.)

Article 21.

Statutory auditors’ remunerations, etc. may be resolved in meetings of statutory auditors if all statutory auditors so agree.

(Minutes of meetings)
Article 22.

1.

The board of statutory auditors shall take minutes of meetings including the following matters, and all statutory auditors who attended such meetings shall either sign, or sign and affix their seal (manually or electronically) on the minutes.

i.

The date and the place of the meeting (This information shall include how any statutory auditors, board members or accounting auditors who were not physically present in the meeting participated therein.)

ii.

How issues were discussed and the result thereof

iii.

Description of opinions and summary of statements if any of them were given on the following matters in a meeting of the board of statutory auditors

a.

Report by a board member who discovered a fact that could damage the Company significantly

b.

Report by an accounting auditor on the discovery of improper performance of board members in executing their duties, or the discovery of a grave fact on a violation of laws, regulations or the articles of incorporation

iv.

Names or appellations of board members or accounting auditors who attended the meeting of the board of statutory auditors

v.

The name of the chairperson of the meeting of the board of statutory auditors

2.

If a report is decided not to have to be submitted to the board of statutory auditors based on the provision in Section 4 of Article 13, minutes including the following information shall be taken.

i.

Information on matters decided not to have to be reported to the board of statutory auditors

ii.

The day when such information was decided not to have to be reported to the board of statutory auditors

iii.

Appointing a statutory auditor who performed duties concerning taking minutes

3.

The Company shall keep the minutes in the previous section (Section 2) at its head office for ten (10) years.

(Secretariat for meetings of the board of statutory auditors)

Article 23.

Statutory auditors’ assisting personnel, such as audit staff, shall perform administrative work related to running a meeting of the board of statutory auditors, including summoning the meeting and taking minutes thereof.

(Statutory auditors’ auditing standard)

Article 24.

Matters concerning audits by the board of statutory auditors and statutory auditors shall be handled based on laws, regulations, or provisions in these Regulations, and on statutory auditors’ auditing standard prescribed in the meetings of the board of statutory auditors.

(Revise and eliminate these Regulations)

The board of statutory auditors shall revise and eliminate these Regulations.

(Supplementary provision)

These Regulations shall become effective as of September 11, 2006.